Exhibit 99.1

Ormat Technologies Contact: Smadar Lavi VP Head of IR and ESG Planning & Reporting 775-356-9029 (ext. 65726) slavi@ormat.com	Investor Relations Agency Contact: Alec Steinberg or Joseph Caminiti Alpha IR Group 312-445-2870 ORA@alpha-ir.com

ORMAT TO ACQUIRE CONTRACTED OPERATING GEOTHERMAL AND SOLAR ASSETS IN NEVADA, UTAH, AND CONNECTICUT FOR $271 MILLION

●	ORMAT PLANS TO ENHANCE THE ACQUIRED POWER PLANTS EBITDA BY SIGNIFICANTLY IMPROVING THEIR OPERATIONS, PROFITABILITY AND GENERATION

●	ACQUISITION ADVANCES ORMAT’S ELECTRICITY GROWTH PLANS AND FURTHER SOLIDIFIES ITS COMMITMENT TO SUSTAINABLE, LOW CARBON FOOTPRINT ENERGY SOLUTIONS

RENO, Nev. October 23, 2023, Ormat Technologies, Inc. (NYSE: ORA), a leading renewable energy company, announced today that it has entered into a purchase agreement with Enel Green Power North America (EGPNA), a subsidiary of Enel SpA (ENEL.MI), to acquire a 150 MW portfolio, which includes two contracted operating geothermal power plants and one triple hybrid geothermal, solar PV (20MW nameplate) and solar thermal power plant with a total generation of approximately 43 MW, two Solar assets with a total nameplate capacity of 40 MW, and two greenfield development assets, for a total of $271 million. The acquisition of these US-based operating geothermal and solar assets supports Ormat’s strategic portfolio expansion goals. The acquisition is expected to close by the first quarter of 2024, subject to regulatory approvals and customary closing conditions.

Ormat expects to finance most of the purchase price through new long-term corporate debt.

The acquired assets include:

1.

Cove Fort geothermal power plant – located in Beaver County, Utah, this Ormat-designed binary geothermal power plant sells its clean electricity generation to the Salt River Project under a long-term Power Purchase Agreement (PPA).

2.

Stillwater Hybrid geothermal and solar – located in Churchill County, Nevada, the triple hybrid power plant consists of a geothermal binary unit, Solar PV plant, and solar thermal plant that sells its clean electricity under a long-term PPA with NV Energy.

3.	Salt Wells geothermal power plant – located in Churchill County, Nevada, this geothermal binary power plant has a long-term PPA with NV Energy.

4.	Stillwater Solar PV II – located in Churchill County, Nevada, this Solar PV facility sells its electricity output to Wynn Las Vegas under a long-term PPA.

5.	Woods Hill Solar PV Park - located in Windham County Connecticut, this Solar PV facility sells its electricity output to seven different off-takers under a long-term PPA.

6.

Greenfield development projects – Ormat has acquired the rights to explore and potentially develop two greenfield projects, one adjacent to the Cove Fort power plant, and the other in a high-potential geothermal resource area in California.

These acquired assets have collectively generated an annual revenue of approximately $35.0 million and an EBITDA1 of approximately $24.0 million for the years 2020-2022. Ormat is committed to a series of value-enhancing growth initiatives for these assets, which include:

1.

Enhancement and optimization of Cove Fort, Stillwater, and Salt Wells – Ormat intends to enhance and optimize the three operating geothermal assets by installing Ormat’s state-of-the-art equipment. This is expected to add approximately 17 MW and generate an additional $15 million of EBITDA in the next 12 to 24 months, with an expected $55 million investment.

2.	Expansion of Cove Fort – in addition to the enhancement and optimization noted above, Ormat plans to expand the Cove Fort power plant by 20 MW in the next 5 years.

3.	Development of two green fields – Ormat intends to explore, and potentially develop the two greenfield projects as part of Ormat’s long-term growth plans.

Doron Blachar, CEO of Ormat Technologies, stated, “We are excited to announce this strategic acquisition, marking a significant milestone for Ormat as we expand our generating capacity portfolio and expand our footprint in the renewable energy sector. We are confident that this accretive acquisition, which carries approximately an 8x EV/EBITDA multiple (inclusive of the future planned enhancement and optimization but excluding the Cove Fort expansion), will support both our short and long-term growth plans, further leveraging our unique core capabilities to maximize the efficiency and output from these power plants' energy sources, strengthening our financial position, and delivering meaningful value to our investors. This transaction demonstrates our commitment to environmental stewardship, economic growth, and a greener, more sustainable future for all, aligning seamlessly with our business strategy of pursuing accretive M&A transactions alongside organic growth.”

ABOUT ORMAT TECHNOLOGIES

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. The Company owns, operates, designs, manufactures, and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. The Company has engineered, manufactured, and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,200 MW of gross capacity. Ormat leveraged its core capabilities in the geothermal and REG industries and its global presence to expand the Company’s activity into energy storage services, solar Photovoltaic (PV), and energy storage plus Solar PV. Ormat’s current total generating portfolio is 1,277 MW with a 1,107 MW geothermal and solar generation portfolio that is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe, and a 170 MW energy storage portfolio that is located in the U.S.

ORMAT’S SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts, and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as projections of future revenues and/or EBITDA, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, are forward-looking statements. When used in this press release, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties and other risks described under "Risk Factors" as described in Ormat’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 24, 2023, and in Ormat’s subsequent quarterly reports on Form 10-Q that are filed from time to time with the SEC.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

1 See a reconciliation table of non-GAAP measures below.

NON-GAAP FINANCIAL MEASURES

The Company provides below a reconciliation of EBITDA of the group of assets acquired under the purchase agreement with EGPNA. The EBITDA which is calculated based on the seller’s financial statements is a non-GAAP financial measure, for each of the past three years. However, the Company is unable to provide a reconciliation for the projected EBITDA data presented in this press release without unreasonable efforts, due to high variability and complexity with respect to estimating certain forward-looking amounts. These include interests, income tax expenses, and other non-cash expenses and adjusting items that are excluded from the calculation of EBITDA.

$ in millions	2020	2021	2022
Net income (loss)	(3.3)	(3.9)	(3.7)
Adjusted for:
Financial Income & Charges	(0.0)	(0.1)	(0.1)
Income tax provision	0.0	0.0	0.0
Depreciation and amortization	28.1	28.4	25.8
EBITDA	24.9	24.5	22.0